UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2004

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 13, 2004, the board of directors of Wells Real Estate Investment Trust, Inc. (the “Registrant”) declared dividends for the third quarter of 2004 in the amount of $0.175 (17.5 cents) per share to the stockholders of record of such shares as shown on the books of the Corporation at the close of business on September 15, 2004. The Registrant expects to pay such dividends during the month of September 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT
TRUST, INC. (Registrant)

By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

Date: September 15, 2004

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